Exhibit 21.01

Subsidiaries of NuStar Energy L.P.

Name of Entity	Jurisdiction of Organization
Bicen Development Corporation N.V.	Netherlands
Cooperatie NuStar Holdings U.A.	Netherlands
Diamond K Limited	Bermuda
LegacyStar Services, LLC	Delaware
NS Security Services, LLC	Delaware
NuStar Asphalt Chickasaw, LLC	Texas
NuStar Asphalt Holdings, Inc.	Delaware
NuStar Asphalt Holdings, LLC	Delaware
NuStar Burgos, LLC	Delaware
NuStar Caribe Terminals, Inc.	Delaware
NuStar Eastham Limited	England
NuStar Energy Services, Inc.	Delaware
NuStar Finance LLC	Delaware
NuStar GP, Inc.	Delaware
NuStar Grangemouth Limited	England
NuStar Holdings B.V.	Netherlands
NuStar Internacional, S de R.L. de C.V.	Mexico
NuStar Logistics, L.P.	Delaware
NuStar Pipeline Company, LLC	Delaware
NuStar Pipeline Holding Company, LLC	Delaware
NuStar Pipeline Operating Partnership L.P.	Delaware
NuStar Pipeline Partners L.P.	Delaware
NuStar Refining, LLC	Delaware
NuStar Services Company LLC	Delaware
NuStar Supply & Trading LLC	Delaware
NuStar Terminals Antilles N.V.	Curacao
NuStar Terminals B.V.	Netherlands
NuStar Terminals Canada Co.	Canada
NuStar Terminals Canada Holdings Co.	Canada
NuStar Terminals Canada Partnership	Canada
NuStar Terminals Corporation N.V.	Curacao
NuStar Terminals Delaware, Inc.	Delaware
NuStar Terminals International N.V.	Curacao
NuStar Terminals Limited	England
New Star Terminals Marine Services N.V.	Netherlands
NuStar Terminals New Jersey, Inc.	Delaware
NuStar Terminals N.V.	Netherlands
NuStar Terminals Operations Partnership L.P.	Delaware

Name of Entity	Jurisdiction of Organization
NuStar Terminals Partners TX L.P.	Delaware
NuStar Terminals Services, Inc.	Delaware
NuStar Terminals Texas, Inc.	Delaware
NuStar Texas Holdings, Inc.	Delaware
Petroburgos, S. de R.L. de C.V.	Mexico
Point Tupper Marine Services Co.	Canada
Saba Company N.V.	Netherlands
Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands
Shore Terminals LLC	Delaware
ST Linden Terminal, LLC	Delaware
Star Creek Ranch, LLC	Delaware